SLM Student Loan Trust 2003-4 Quarterly Servicing Report

Report Date: 2/28/2005       Reporting Period: 12/01/04 — 02/28/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$2,007,538,390.06	$(34,773,008.97)	$1,972,765,381.09
	ii	Interest to be Capitalized			9,164,065.22		9,021,385.58

	iii	Total Pool			$2,016,702,455.28		$1,981,786,766.67

	iv	Specified Reserve Account Balance			5,041,756.14		4,954,466.92

	v	Total Adjusted Pool			$2,021,744,211.42		$1,986,741,233.59

B	i	Weighted Average Coupon (WAC)			6.260%		6.256%
	ii	Weighted Average Remaining Term			257.73		256.42
	iii	Number of Loans			103,608		101,857
	iv	Number of Borrowers			63,515		62,348
	v	Aggregate Outstanding Principal Balance — T-Bill			$375,697,104.96		$365,349,300.29
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,641,005,350.30		$1,616,437,466.38

						% of		% of
	Notes and Certificates			Spread	Balance 12/15/2004	O/S Securities*	Balance 03/15/2005	O/S Securities*

C	i	A-1 Notes	78442GGH3	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGJ9	0.040%	210,850,211.42	10.429%	175,847,233.59	8.851%
	iii	A-3 Notes	78442GGK6	0.100%	290,000,000.00	14.344%	290,000,000.00	14.597%
	iv	A-4 Notes	78442GGL4	0.220%	314,000,000.00	15.531%	314,000,000.00	15.805%
	v	A-5A Notes	78442GGD2	—	200,000,000.00	9.892%	200,000,000.00	10.067%
	vi	A-5B Notes	78442GGE0	—	200,000,000.00	9.892%	200,000,000.00	10.067%
	vii	A-5C Notes	78442GGF7	0.160%	338,527,000.00	16.744%	338,527,000.00	17.039%
	viii	A-5D Notes	78442GGG5	—	200,000,000.00	9.892%	200,000,000.00	10.067%
	ix	A-5E Notes	78442GGN0	0.250%	200,000,000.00	9.892%	200,000,000.00	10.067%
	x	B Notes	78442GGM2	0.650%	68,367,000.00	3.382%	68,367,000.00	3.441%

	xi	Total Notes			$2,021,744,211.42	100.000%	$1,986,741,233.59	100.000%

*Percentages may not total 100% due to rounding.

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,041,756.14		$4,954,466.92
	iv	Reserve Account Floor Balance ($)			$3,384,496.00		$3,384,496.00
	v	Current Reserve Acct Balance ($)			$5,041,756.14		$4,954,466.92

	Other Accounts				12/15/2004		3/15/2005

E	i	Remarketing Fee Account			$3,984,845.00		$3,984,845.00
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-5A)			$—		$—
	iv	Supplemental Interest Account (A-5A)			$—		$—
	v	Principal Accumulation Account (A-5B)			$—		$—
	vi	Supplemental Interest Account (A-5B)			$—		$—
	vii	Principal Accumulation Account (A-5D)			$—		$—
	viii	Supplemental Interest Account (A-5D)			$—		$—

II. 2003-4     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$40,314,408.09
	ii	Principal Collections from Guarantor	4,661,352.87
	iii	Principal Reimbursements	58,545.88
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$45,034,306.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$11,886.12
	ii	Capitalized Interest	(10,273,183.99)

	iii	Total Non-Cash Principal Activity	$(10,261,297.87)

C	Total Student Loan Principal Activity		$34,773,008.97

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,981,334.20
	ii	Interest Claims Received from Guarantors	294,840.64
	iii	Collection Fees/Returned Items	7,020.26
	iv	Late Fee Reimbursements	243,202.05
	v	Interest Reimbursements	1,824.61
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	622,168.54
	viii	Subsidy Payments	1,446,935.15

	ix	Total Interest Collections	$21,597,325.45

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,499.41
	ii	Capitalized Interest	10,273,183.99

	iii	Total Non-Cash Interest Adjustments	$10,274,683.40

F	Total Student Loan Interest Activity		$31,872,008.85

G.	Non-Reimbursable Losses During Collection Period		$13,691.24

H.	Cumulative Non-Reimbursable Losses to Date		$276,038.07

III. 2003-4     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$29,407,078.12
	ii	Consolidation Principal Payments	15,568,682.84
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	75.71
	vi	Re-purchased Principal	58,470.17

	vii	Total Principal Collections	$45,034,306.84

B	Interest Collections
	i	Interest Payments Received	$21,206,387.86
	ii	Consolidation Interest Payments	138,890.67
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	1,316.59
	vi	Re-purchased Interest	508.02
	vii	Collection Fees/Returned Items	7,020.26
	viii	Late Fees	243,202.05

	ix	Total Interest Collections	$21,597,325.45

C	Other Reimbursements		$349,799.89

D	Reserves In Excess of the Requirement		$87,289.22

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$4,785,000.00

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income (V-D & E)		$256,629.01

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$72,110,350.41

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,669,701.62)
		Consolidation Loan Rebate Fees	$(5,157,444.93)

K	NET AVAILABLE FUNDS		$65,283,203.86

L	Servicing Fees Due for Current Period		$827,055.37

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$852,055.37

IV. 2003-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	6.111%	6.110%	73,289	72,973	70.737%	71.643%	$1,329,824,005.99	$1,317,504,619.60	66.242%	66.785%
31-60 Days Delinquent	6.659%	6.941%	3,166	2,545	3.056%	2.499%	$63,163,693.08	$52,414,122.87	3.146%	2.657%
61-90 Days Delinquent	6.651%	6.962%	1,663	1,082	1.605%	1.062%	$32,121,391.59	$22,642,019.23	1.600%	1.148%
91-120 Days Delinquent	7.297%	7.193%	595	736	0.574%	0.723%	$11,768,748.92	$15,538,349.09	0.586%	0.788%
> 120 Days Delinquent	7.475%	7.109%	1,405	1,591	1.356%	1.562%	$30,393,903.20	$33,563,222.17	1.514%	1.701%

Deferment
Current	6.301%	6.310%	9,748	9,531	9.409%	9.357%	$197,900,122.17	$193,092,147.25	9.858%	9.788%

Forbearance
Current	6.553%	6.501%	13,554	13,186	13.082%	12.946%	$339,253,339.95	$333,757,608.28	16.899%	16.918%

TOTAL REPAYMENT	6.258%	6.254%	103,420	101,644	99.819%	99.791%	$2,004,425,204.90	$1,968,512,088.49	99.845%	99.784%
Claims in Process (1)	7.149%	7.497%	188	213	0.181%	0.209%	$3,113,185.16	$4,253,292.60	0.155%	0.216%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	6.260%	6.256%	103,608	101,857	100.000%	100.000%	$2,007,538,390.06	$1,972,765,381.09	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-4 Various Interest Accruals and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period		$28,957,249.63
B Interest Subsidy Payments Accrued During Collection Period		1,376,506.31
C SAP Payments Accrued During Collection Period		1,290,124.09
D Investment Earnings Accrued for Collection Period		256,629.01
E Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F Consolidation Loan Rebate Fees		(5,157,444.93)

G Net Expected Interest Collections		$26,723,064.11

H Interest Rate Cap Payments Due to the Trust

		Cap

i	Cap Notional Amount	$500,000,000.00

ii	Libor	2.49000%
iii	Cap %	5.00000%

iv	Excess Over Cap ( ii-iii)	0.00000%

v	Cap Payments Due to the Trust	$0.00

I   Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments

		A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc	A-5D Swap Calc	A-5E Swap Calc

i	Notional Swap Amount	200,000,000	200,000,000	—	200,000,000	—

SLM Student Loan Trust Pays:
iia	3 Month Libor	2.49000%	2.49000%	0.00000%	2.49000%	0.00000%
iib	Spread	0.09900%	0.18900%	0.00000%	0.27400%	0.00000%

iic	Pay Rate	2.58900%	2.67900%	0.00000%	2.76400%	0.00000%
iii	Gross Swap Payment Due Counterpart	$1,294,500.00	$1,339,500.00	$0.00	$1,382,000.00	$0.00
iv	Days in Period 12/15/2004 3/15/2005	90	90	90	90	90

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate	2.16000%	3.39000%	0.00000%	4.02000%	0.00000%
vi	Gross Swap Receipt Due Trust	$1,080,000.00	$1,695,000.00	$0.00	$2,010,000.00	$0.00
vii	Days in Period 12/15/2004 3/15/2005	90	90	90	90	90

VI. 2003-4 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate	Index

A Class A-1 Interest Rate	0.000000000	—	0.00000%	-

B Class A-2 Interest Rate	0.006325000	(12/15/04—03/15/05)	2.53000%	LIBOR

C Class A-3 Interest Rate	0.006475000	(12/15/04—03/15/05)	2.59000%	LIBOR

D Class A-4 Interest Rate	0.006775000	(12/15/04—03/15/05)	2.71000%	LIBOR

E Class A-5A Interest Rate	0.005400000	(12/15/04—03/15/05)	2.16000%	Fixed

F Class A-5B Interest Rate	0.008475000	(12/15/04—03/15/05)	3.39000%	Fixed

G Class A-5C Interest Rate	0.006625000	(12/15/04—03/15/05)	2.65000%	LIBOR

H Class A-5D Interest Rate	0.010050000	(12/15/04—03/15/05)	4.02000%	Fixed

I Class A-5E Interest Rate	0.006850000	(12/15/04—03/15/05)	2.74000%	LIBOR

J Class B Interest Rate	0.007850000	(12/15/04—03/15/05)	3.14000%	LIBOR

VII.      2003-4 Inputs From Original Data 11/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,007,538,390.06
	ii	Interest To Be Capitalized	9,164,065.22

	iii	Total Pool	$2,016,702,455.28
	iv	Specified Reserve Account Balance	5,041,756.14

	v	Total Adjusted Pool	$2,021,744,211.42

B	Total Note and Certificate Factor		0.8871603
C	Total Note Balance		$2,021,744,211.42

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B

	i	Current Factor	0.0000000	0.7424303	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$210,850,211.42	$290,000,000.00	$314,000,000.00	$200,000,000.00	$200,000,000.00	$338,527,000.00	$200,000,000.00	$200,000,000.00	$68,367,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$5,041,756.14
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fee		$0.00

VIII. 2003-4 Remarketing Fee and Trigger Events

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	A-5D	A-5E	Total

	Next Reset Date	9/15/2005	3/17/2008	3/17/2008	3/15/2010	3/15/2010

i	Reset Period Target Amount	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

ii	Remarketing Fee Account Balance (net of inv earnings)	$700,000	$700,000	$1,184,845	$700,000	$700,000	$3,984,845

iii	Quarterly Funding Amount	$—	$—	$—	$—	$—	$—

IX. 2003-4 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 6/16/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-4 Waterfall for Distributions

			Remaining
			Funds Balance
A Total Available Funds (Section III-K)		$65,283,203.86	$65,283,203.86

B Primary Servicing Fees-Current Month		$827,055.37	$64,456,148.49

C Administration Fee		$25,000.00	$64,431,148.49

D Aggregate Quarterly Funding Amount		$0.00	$64,431,148.49

E Noteholder’s Interest Distribution Amounts
i	Class A-1	$0.00	$64,431,148.49
ii	Class A-2	$1,333,627.59	$63,097,520.90
iii	Class A-3	$1,877,750.00	$61,219,770.90
iv	Class A-4	$2,127,350.00	$59,092,420.90
v	Class A-5A	$1,080,000.00	$58,012,420.90
vi	Class A-5B	$1,695,000.00	$56,317,420.90
vii	Class A-5C	$2,242,741.38	$54,074,679.52
viii	Class A-5D	$2,010,000.00	$52,064,679.52
ix	Class A-5E	$1,370,000.00	$50,694,679.52
x	Aggregate Interest Rate Swap Payments	$4,016,000.00	$46,678,679.51

	Total	$17,752,468.97

F Class B Noteholders’ Interest Distribution Amount		$536,680.95	$46,141,998.56

G Noteholder’s Principal Distribution Amounts Paid (or set aside)
i	Class A-1	$0.00	$46,141,998.56
ii	Class A-2	$35,002,977.83	$11,139,020.73
iii	Class A-3	$0.00	$11,139,020.73
iv	Class A-4	$0.00	$11,139,020.73
v	Class A-5A	$0.00	$11,139,020.73
vi	Class A-5B	$0.00	$11,139,020.73
vii	Class A-5C	$0.00	$11,139,020.73
viii	Class A-5D	$0.00	$11,139,020.73
ix	Class A-5E	$0.00	$11,139,020.73

	Total	$35,002,977.83

H Increase to Supplemental Interest Account		$0.00	$11,139,020.73

I Class B Noteholder’s Principal Distribution Amount		$0.00	$11,139,020.73

J Increase to the Specified Reserve Account		$0.00	$11,139,020.73

K Carryover Servicing Fees		$0.00	$11,139,020.73

L Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$11,139,020.73

M Excess to Excess Distribution Certificate Holder		$11,139,020.73	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class A-5D	Class A-5E	Class B
	i	Quarterly Interest Due	$0.00	$1,333,627.59	$1,877,750.00	$2,127,350.00	$1,080,000.00	$1,695,000.00	$2,242,741.38	$2,010,000.00	$1,370,000.00	$536,680.95
	ii	Quarterly Interest Paid	0.00	1,333,627.59	1,877,750.00	2,127,350.00	1,080,000.00	1,695,000.00	2,242,741.38	2,010,000.00	1,370,000.00	536,680.95

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due	$0.00	$35,002,977.83	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	35,002,977.83	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$36,336,605.42	$1,877,750.00	$2,127,350.00	$1,080,000.00	$1,695,000.00	$2,242,741.38	$2,010,000.00	$1,370,000.00	$536,680.95

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/2005	$2,021,744,211.42
	ii	Adjusted Pool Balance 2/28/2005	1,986,741,233.59

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$35,002,977.83

	iv	Adjusted Pool Balance 11/30/2004	$2,021,744,211.42
	v	Adjusted Pool Balance 2/28/2005	1,986,741,233.59

	vi	Current Principal Due (iv-v)	$35,002,977.83
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$35,002,977.83

	ix	Principal Distribution Amount Paid	$35,002,977.83
	x	Principal Shortfall (viii — ix	$—

C		Total Principal Distribution	$35,002,977.83
D		Total Interest Distribution	14,273,149.92

E		Total Cash Distributions	$49,276,127.75

F	Reserve Account Reconciliatio
	i	Beginning of Period Balance	$5,041,756.14
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$5,041,756.14
	v	Required Reserve Account Balance	$4,954,466.92
	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve — Release to Collection Accoun	$87,289.22
	viii	Ending Reserve Account Balance	$4,954,466.92

G	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GGH3	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000
	ii	A-2 Note Balance	78442GGJ9	$210,850,211.42	$175,847,233.59
		A-2 Note Pool Factor		0.7424303	0.6191804
	iii	A-3 Note Balance	78442GGK6	$290,000,000.00	$290,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000
	iv	A-4 Note Balance	78442GGL4	$314,000,000.00	$314,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000
	v	A-5A Note Balance	78442GGD2	$200,000,000.00	200,000,000.00
		A-5A Note Pool Factor		1.0000000	1.0000000
	vi	A-5B Note Balance	78442GGE0	$200,000,000.00	$200,000,000.00
		A-5B Note Pool Factor		1.0000000	1.0000000
	vii	A-5C Note Balance	78442GGF7	$338,527,000.00	$338,527,000.00
		A-5C Note Pool Factor		1.0000000	1.0000000
	viii	A-5D Note Balance	78442GGG5	$200,000,000.00	$200,000,000.00
		A-5D Note Pool Factor		1.0000000	1.0000000
	ix	A-5E Note Balance	78442GGN0	$200,000,000.00	$200,000,000.00
		A-5E Note Pool Factor		1.0000000	1.0000000
	x	B Note Balance	78442GGM2	$68,367,000.00	$68,367,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII.     2003-4     Historical Pool Information

			12/01/04 - 02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	6/1/03-8/31/03	3/17/03-5/31/03
Beginning Student Loan Portfolio Balance			$2,007,538,390.06	$2,043,294,494.96	$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05	$2,246,024,417.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$40,314,408.09	$40,497,652.47	$50,100,628.78	$36,683,321.78	$40,046,454.13	$40,788,344.10	$48,147,292.74	$25,093,900.86
	ii	Principal Collections from Guarantor	4,661,352.87	5,608,389.97	4,314,423.63	5,304,060.31	4,980,023.85	4,503,770.99	1,586,743.35	336,084.11
	iii	Principal Reimbursements	58,545.88	58,116.05	88,948.89	202,575.56	(198.81)	(352.28)	83,360.19	5,561,676.60
	iv	Other System Adjustments	—	—	—	—	—	—	—	—

	v	Total Principal Collections	$45,034,306.84	$46,164,158.49	$54,504,001.30	$42,189,957.65	$45,026,279.17	$45,291,762.81	$49,817,396.28	$30,991,661.57
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$11,886.12	$71,061.88	$35,091.76	$55,398.55	$58,534.48	$458,561.31	$665,089.13	$252,902.64
	ii	Capitalized Interest	(10,273,183.99)	(10,479,115.47)	(11,010,500.23)	(10,093,742.13)	(10,943,749.27)	(11,630,782.19)	(12,472,882.53)	(10,465,058.06)

	iii	Total Non-Cash Principal Activity	$(10,261,297.87)	$(10,408,053.59)	$(10,975,408.47)	$(10,038,343.58)	$(10,885,214.79)	$(11,172,220.88)	$(11,807,793.40)	$(10,212,155.42)

(-)	Total Student Loan Principal Activity		$34,773,008.97	$35,756,104.90	$43,528,592.83	$32,151,614.07	$34,141,064.38	$34,119,541.93	$38,009,602.88	$20,779,506.15

	Student Loan Interest Activit
	i	Regular Interest Collections	$18,981,334.20	$19,354,118.80	$20,085,408.41	$20,281,488.29	$20,633,099.32	$20,823,773.18	$21,423,313.04	$18,041,795.04
	ii	Interest Claims Received from Guarantors	294,840.64	310,554.90	195,190.94	294,583.15	296,678.87	233,563.64	31,780.10	3,421.80
	iii	Collection Fees/Returned Items	7,020.26	7,252.50	5,495.68	4,788.02	3,486.30	3,318.61	2,970.56	2,150.66
	iv	Late Fee Reimbursements	243,202.05	239,962.16	235,639.92	220,373.69	236,638.26	218,618.54	217,076.23	173,253.89
	v	Interest Reimbursements	1,824.61	635.44	2,724.65	1,095.36	26.50	1,359.67	461.40	30,993.25
	vi	Other System Adjustments	—	—	—	—	—	—	—	—
	vii	Special Allowance Payments	622,168.54	161,452.01	32,297.47	13,278.60	16,820.42	35,556.36	—	—
	viii	Subsidy Payments	1,446,935.15	1,535,108.44	1,533,188.47	1,549,370.02	1,540,322.48	3,301,864.92	—	—

	ix	Total Interest Collection	$21,597,325.45	$21,609,084.25	$22,089,945.54	$22,364,977.13	$22,727,072.15	$24,618,054.92	$21,675,601.33	$18,251,614.64

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$1,499.41	$1,058.22	$1,285.39	$(1,766.76)	$16.90	$(418,316.52)	$(663,495.93)	$(252,856.39)
	ii	Capitalized Interest	10,273,183.99	10,479,115.47	11,010,500.23	10,093,742.13	10,943,749.27	11,630,782.19	12,472,882.53	10,465,058.06

	iii	Total Non-Cash Interest Adjustment	$10,274,683.40	$10,480,173.69	$11,011,785.62	$10,091,975.37	$10,943,766.17	$11,212,465.67	$11,809,386.60	$10,212,201.67

	Total Student Loan Interest Activit		$31,872,008.85	$32,089,257.94	$33,101,731.16	$32,456,952.50	$33,670,838.32	$35,830,520.59	$33,484,987.93	$28,463,816.31

(=)	Ending Student Loan Portfolio Balance		$1,972,765,381.09	$2,007,538,390.06	$2,043,294,494.96	$2,086,823,087.79	$2,118,974,701.86	$2,153,115,766.24	$2,187,235,308.17	$2,225,244,911.05
(+)	Interest to be Capitalized		$9,021,385.58	$9,164,065.22	$9,238,187.02	$9,622,570.32	$9,290,178.17	$9,186,603.87	$9,637,252.91	$9,851,972.13

(=)	TOTAL POOL		$1,981,786,766.67	$2,016,702,455.28	$2,052,532,681.98	$2,096,445,658.11	$2,128,264,880.03	$2,162,302,370.11	$2,196,872,561.08	$2,235,096,883.18

(+)	Reserve Account Balance		$4,954,466.92	$5,041,756.14	$5,131,331.70	$5,241,114.15	$5,320,662.20	$5,405,755.93	$5,492,181.40	$5,587,742.21

(=)	Total Adjusted Poo		$1,986,741,233.59	$2,021,744,211.42	$2,057,664,013.68	$2,101,686,772.26	$2,133,585,542.23	$2,167,708,126.04	$2,202,364,742.48	$2,240,684,625.39

XII.      2003-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-03	$2,235,096,883	2.23%
Sep-03	$2,196,872,561	3.57%
Dec-03	$2,162,302,370	3.81%
Mar-04	$2,128,264,880	3.91%
Jun-04	$2,096,445,658	3.91%
Sep-04	$2,052,532,682	4.29%
Dec-04	$2,016,702,455	4.35%
Mar-05	$1,981,786,767	4.37%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.